Exhibit 99.1
ENCORE ENERGY PARTNERS LP
SELECTED FINANCIAL DATA
     In January 2009, we completed the acquisition of certain oil and natural gas properties and related assets in the Arkoma Basin in Arkansas and royalty interests in Oklahoma, as well as 10,300 unleased mineral acres (the “Arkoma Basin Assets”) from Encore Operating, L.P. (“Encore Operating”), a Texas limited partnership and indirect wholly owned subsidiary of Encore Acquisition Company (“EAC”). Because the Arkoma Basin Assets were acquired from an affiliate, the acquisition was accounted for as a transaction between entities under common control, similar to a pooling of interests, whereby the assets and liabilities were recorded at Encore Operating’s historical cost, and our historical financial information was recast to include the results of operations of the Arkoma Basin Assets for all periods presented. Our recast historical financial information presents the Arkoma Basin Assets as if they were owned by us for all periods owned by Encore Operating. Accordingly, the following selected consolidated financial and operating data has been recast from that presented in “Item 6. Selected Financial Data” of our 2008 Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on February 26, 2009.
     Certain selected historical financial data shown below was derived from our recast audited consolidated financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007, and 2006 (collectively, the “Recast Financial Statements”). The selected historical financial data as of December 31, 2006, 2005, and 2004 and for the years ended December 31, 2005 and 2004 was derived from recast unaudited consolidated financial statements.
     The following recast selected consolidated financial and operating data should be read in conjunction with our recast “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Recast Financial Statements included as Exhibits 99.2 and 99.3, respectively, to our Current Report on Form 8-K that includes this recast selected financial data.

ENCORE ENERGY PARTNERS LP

	Year Ended December 31, (a)
	2008	2007	2006	2005	2004
	(in thousands, except per unit data)
Consolidated Statements of Operations Data:
Revenues:
Oil	$149,184	$86,319	$18,952	$12,579	$8,343
Natural gas	41,955	30,086	30,374	40,956	26,704
Marketing (b)	5,324	8,582	—	—	—

Total revenues	196,463	124,987	49,326	53,535	35,047

Expenses:
Production:
Lease operating	28,863	21,684	7,058	5,644	4,482
Production, ad valorem, and severance taxes	19,218	11,972	4,068	3,794	2,683
Depletion, depreciation, and amortization	39,269	33,900	6,819	6,212	4,603
Exploration	194	124	22	312	16
General and administrative (c)	12,774	12,698	2,195	1,825	1,266
Marketing (b)	5,466	6,673	—	—	—
Derivative fair value loss (gain) (d)	(96,880)	26,301	—	—	—
Other operating	1,489	1,249	682	730	542

Total expenses	10,393	114,601	20,844	18,517	13,592

Operating income	186,070	10,386	28,482	35,018	21,455

Other income (expenses):
Interest (e)	(6,969)	(12,702)	—	—	—
Other	99	196	—	—	—

Total other expenses	(6,870)	(12,506)	—	—	—

Income (loss) before income taxes	179,200	(2,120)	28,482	35,018	21,455
Income tax provision	(618)	(78)	(260)	(27)	(9)

Net income (loss)	$178,582	$(2,198)	$28,222	$34,991	$21,446

Net income (loss) allocation (f):
Limited partners’ interest in net loss (income)	$163,070	$(18,877)

General partner’s interest in net loss (income)	$2,648	$(394)

Net income (loss) per common unit (f):
Basic	$5.33	$(0.79)
Diluted	5.21	(0.79)

Weighted average common units outstanding (f):
Basic	30,568	23,877
Diluted	31,938	23,877

Cash distributions declared per common unit	$2.3111	$0.0530

Total Production Volumes:
Oil (Bbls)	1,671	1,454	311	241	212
Natural gas (Mcf)	4,910	4,466	4,517	5,135	4,415
Combined (BOE)	2,490	2,198	1,064	1,097	948
Average Realized Prices:
Oil ($/Bbl)	$89.27	$59.38	$60.96	$52.09	$39.33
Natural gas ($/Mcf)	8.54	6.74	6.72	7.98	6.05
Combined ($/BOE)	76.78	52.96	46.37	48.79	36.97
Average Expenses per BOE:
Lease operating	$11.59	$9.87	$6.63	$5.14	$4.73
Production, ad valorem, and severance taxes	7.72	5.45	3.82	3.46	2.83
Depletion, depreciation, and amortization	15.77	15.42	6.41	5.66	4.86
Exploration	0.08	0.06	0.02	0.28	0.02
General and administrative	5.13	5.78	2.06	1.66	1.34
Derivative fair value loss (gain)	(38.91)	11.97	—	—	—
Other operating expense	0.60	0.57	0.64	0.67	0.57
Marketing loss (gain)	0.06	(0.87)	—	—	—

Consolidated Statements of Cash Flows Data:
Cash provided by (used in):
Operating activities	$123,936	$39,981	$39,921	$37,128	$20,131
Investing activities	(20,256)	(377,495)	(6,816)	(33,229)	(29,863)
Financing activities	(103,064)	337,517	(33,105)	(3,899)	9,732

ENCORE ENERGY PARTNERS LP

	As of December 31, (a)
	2008	2007	2006	2005	2004
	(in thousands)
Proved Reserves:
Oil (Bbls)	16,856	21,590	4,263	4,235	2,665
Natural gas (Mcf)	64,760	69,111	65,088	72,980	62,227
Combined (BOE)	27,649	33,108	15,111	16,399	13,036
Consolidated Balance Sheets Data:
Working capital	$71,740	$4,609	$3,145	$6,880	$3,206
Total assets	577,366	515,622	116,484	122,262	88,420
Long-term debt	150,000	47,500	—	—	—
Partners’/Owner’s equity	392,626	412,295	107,832	112,535	81,712

(a)	In March 2007, we acquired certain oil and natural gas properties and related assets in the Elk Basin of Wyoming and Montana. The operating results of these properties are included in our Consolidated Statements of Operations from the date of acquisition forward.

(b)	In conjunction with our Elk Basin acquisition in March 2007, we acquired a crude oil pipeline and a natural gas pipeline. Prior to March 2007, we had no marketing activities and, therefore, no marketing revenues and expenses.

(c)	As a result of becoming a publicly traded entity in September 2007, we incur additional expenses such as fees associated with annual and quarterly reports to unitholders, tax returns, Schedule K-1 preparation and distribution, investor relations, registrar and transfer agent fees, incremental insurance costs, and accounting and legal services. In addition, Encore Operating receives a fee based on our production for performing all of our administrative services, and receives reimbursement of actual third-party expenses incurred on our behalf.

(d)	In conjunction with our Elk Basin acquisition in March 2007, EAC contributed floor contracts to us and we have subsequently purchased additional derivative contracts based on our hedging strategy. Prior to March 2007, we had no derivative contracts and, therefore, no derivative fair value gains or losses.

(e)	In conjunction with our Elk Basin acquisition in March 2007, we entered into two credit agreements. Prior to March 2007, we had no indebtedness and, therefore, no interest expense.

(f)	Prior to the closing of our initial public offering, EAC and its affiliates owned all of our general and limited partner interests, with the exception of management incentive units owned by certain executive officers of our general partner. Accordingly, earnings per unit is not calculated for periods prior to our initial public offering. For additional information regarding earnings per unit, please read Note 9 of our Recast Financial Statements.

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